EXHIBIT 10.1
PREFERRED STOCK REPURCHASE AGREEMENT
This PREFERRED STOCK REPURCHASE AGREEMENT (this “Agreement”), dated as of September 9, 2025, is by and between OPENLANE, Inc. (the “Company”), a Delaware corporation, and Ignition Acquisition Holdings LP, a Delaware limited partnership (the “Preferred Stockholder”) (each of the Company and the Preferred Stockholder, a “Party”, and, collectively, the “Parties”).
RECITALS
WHEREAS, the Preferred Stockholder owns 576,645 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”);
WHEREAS, the Preferred Stockholder originally acquired certain shares of Series A Preferred Stock from the Company pursuant to that certain Investment Agreement, dated May 26, 2020, by and between the Company and Ignition Parent LP (as amended from time to time, the “Investment Agreement”);
WHEREAS, on the terms and subject to the conditions set forth in this Agreement, (a) the Preferred Stockholder desires to sell, assign, transfer, convey and deliver to the Company all right, title and interest of the Preferred Stockholder in and to the number of shares of Series A Preferred Stock set forth opposite the Preferred Stockholder’s name in Annex A hereto (collectively, the “Repurchased Series A Preferred Stock”); and (b) the Company desires to (i) purchase and accept from the Preferred Stockholder the sale, assignment, transfer, conveyance and delivery of the right, title and interest in and to such Repurchased Series A Preferred Stock and (ii) pay and deliver, or cause to be paid and delivered, the Consideration (as defined in Section 2.1 below) in exchange therefor (the “Repurchase”); and
WHEREAS, substantially simultaneously with the execution of this Agreement, the Company has entered into that certain Repurchase Agreement, dated as of the date hereof, with Periphas Kanga Holdings, LP (“Periphas”) in the form made available to the Preferred Stockholder prior to the execution of this Agreement (as may be amended, supplemented or otherwise modified, the “Periphas Repurchase Agreement”).
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.SALE AND PURCHASE
1.1Upon the terms and subject to the conditions set forth herein, effective as of the Closing (as defined below):
(a)(i) the Preferred Stockholder shall sell, assign, transfer, convey and deliver to the Company all right, title and interest of the Preferred Stockholder in and to the Repurchased Series A Preferred Stock in accordance with the terms of this Agreement and (ii) the Company shall (A) purchase and accept the assignment, transfer, conveyance and delivery of all of such right, title and interest in and to the Repurchased Series A Preferred Stock from the Preferred Stockholder in accordance with the terms of this Agreement and (B) in exchange therefor, pay and deliver, or cause to be paid and delivered, to the Preferred Stockholder, the Consideration (as defined below) by wire transfer of immediately available funds to an account specified prior to the Closing by the Preferred Stockholder in writing; and
(b)all right, title and interest in and to the Repurchased Series A Preferred Stock shall pass to the Company, free from any mortgage, charge, pledge, lien, option, right to acquire, right of pre-emption, assignment by way of security or similar restriction (other than any restrictions on transfer imposed by federal or state securities laws or transfer restrictions arising under the Transaction Documents (as defined in the Investment Agreement)) (each, an “Encumbrance”).
2.CONSIDERATION
2.1The consideration for the sale and purchase of the Repurchased Series A Preferred Stock shall be cash in the amount set forth on Annex A hereto (the “Consideration”).
3.CLOSING
3.1Closing Date. The Closing of the sale and purchase of the Repurchased Series A Preferred Stock pursuant to this Agreement (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts) (a) as soon as practicable after, and in any case no later than the third (3rd) Business Day (as defined in the Investment Agreement) following, the satisfaction or waiver (by the party entitled to the benefit of such condition) of all of the closing conditions set forth in Section 3.2 and Section 3.3 other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law (as defined in the Investment Agreement), waiver of such conditions (by the party entitled to the benefit of such condition) at the Closing; provided, that (i) the Parties shall not consummate the Closing prior to September 30, 2025, and (ii) the Company may extend the date on which the Closing is required to occur pursuant to clause (a) (the “Original Closing Date”) by one or more Business Days by written notice of the same to the Preferred Stockholder at least three (3) Business Days prior to the Original Closing Date (provided, however, that (x) unless the Periphas Repurchase Agreement has been terminated in accordance with its terms, the Company shall provide a corresponding extension notice under the Periphas Repurchase Agreement to extend the closing date of the transactions contemplated by such agreement by the same number of Business Days as provided in the notice delivered pursuant to this Agreement, and (y) in no event shall the Company extend the date on which the Closing shall occur beyond October 20, 2025), or (b) at such other time, place and date that the Parties may agree in writing (the date on which the Closing occurs, the “Closing Date”).
3.2Preferred Stockholder Conditions to Closing. The obligation of the Preferred Stockholder to effect the Closing shall be subject to the satisfaction, or waiver by the Preferred Stockholder, of the following conditions on or prior to the Closing Date:
3.2.1Receipt of Interim Dividend. The Preferred Stockholder shall have received from the Company full payment in cash of the dividend payable September 30, 2025, in respect of each share of Series A Preferred Stock held by the Preferred Stockholder as of September 15, 2025, including the Repurchased Series A Preferred Stock (the “Interim Dividend”).
3.2.2Accuracy of Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).
3.2.3Compliance with Covenants. The Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing.
3.2.4No Judgment/Orders. No temporary or permanent Judgment shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (as defined in the Investment Agreement) nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable Law be in effect enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement.
3.2.5Certificate. The Preferred Stockholder shall have received a certificate, dated as of the Closing Date and signed on behalf of the Company by a duly authorized officer thereof, certifying that the conditions set forth in Section 3.2.1, Section 3.2.2 and Section 3.2.3 have been satisfied.

3.3Company Conditions to Closing. The obligation of the Company to effect the Closing shall be subject to the satisfaction, or waiver by the Company, of the following conditions on or prior to the Closing Date:
3.3.1Accuracy of Representations and Warranties. The representations and warranties of the Preferred Stockholder set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).
3.3.2Compliance with Covenants. The Preferred Stockholder shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing.
3.3.3No Judgment/Orders. No temporary or permanent Judgment shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable Law be in effect enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement.
3.3.4Certificate. The Company shall have received a certificate, dated as of the Closing Date and signed on behalf of the Preferred Stockholder by a duly authorized officer (or other duly authorized signatory) thereof, certifying that the conditions set forth in Section 3.3.1 and Section 3.3.2 have been satisfied.
4.REPRESENTATIONS AND WARRANTIES
4.1General Representations and Warranties of the Preferred Stockholder. The Preferred Stockholder represents and warrants to the Company as follows:
4.1.1Ownership. The Preferred Stockholder is the sole record and beneficial owner of the Repurchased Series A Preferred Stock, and the Repurchased Series A Preferred Stock is free and clear of any Encumbrances. The Preferred Stockholder has good and valid title to the Repurchased Series A Preferred Stock. Upon the Closing, the Company will acquire good and valid title to, and all of the Preferred Stockholder’s rights and interests in and to, the Repurchased Series A Preferred Stock, free and clear of any Encumbrances.
4.1.2Authorization. The Preferred Stockholder has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and all agreements, instruments and documents contemplated hereby, and to transfer and sell the Repurchased Series A Preferred Stock to the Company hereunder. The Preferred Stockholder is not the subject of any bankruptcy, insolvency or similar proceeding. The Preferred Stockholder is duly organized, validly existing and in good standing in the jurisdiction of its organization.
4.1.3Validity. This Agreement constitutes the valid and legally binding obligation of the Preferred Stockholder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
4.1.4No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Preferred Stockholder will not result in any violation of, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under or an event which results in the creation of any Encumbrances upon the Repurchased Series A Preferred Stock pursuant to any instrument, judgment, order, writ, decree, contract or agreement to which the Preferred Stockholder is a party or by which it is bound, except as would not, and would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impede the Closing or materially impair the ability of the Preferred Stockholder to consummate the Closing.
4.1.5No Consents. Except for filings under the Exchange Act of 1934 (the “Exchange Act”), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any United States federal, state or local governmental authority, or any governmental authority in any other country, is required in connection with the execution and delivery of this Agreement by the Preferred Stockholder and the consummation of the transactions contemplated hereby.
4.1.6No Brokers. The Preferred Stockholder is not, nor will the Preferred Stockholder become, obligated to pay any compensation to any broker, finder or financial advisor as a result of the consummation of the transactions contemplated by this Agreement, in each case for which the Company would be liable in connection with the transactions contemplated by this Agreement.
4.1.7No Litigation. As of the date hereof, there is no action, suit, proceeding or investigation pending, or currently threatened, that questions (a) the Preferred Stockholder’s title to the Repurchased Series A Preferred Stock, (b) the validity of this Agreement, or (c) the right of the Preferred Stockholder to enter into this Agreement or to consummate the transactions contemplated hereby, nor is the Preferred Stockholder aware of any facts that would reasonably be expected to result in any such action, suit, proceeding or investigation. As of the date hereof, there is no action, suit, proceeding or investigation by the Preferred Stockholder currently pending or that the Preferred Stockholder intends to initiate that relates to the Repurchased Series A Preferred Stock or the Company.
4.1.8Accredited Investor. The Preferred Stockholder is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended, and has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement.
4.1.9Informed Decision; Investigation; Future Gains. Without limiting the Company’s representations and warranties in Section 4.2 of this Agreement and in any certificate or other document delivered in connection with this Agreement, the Preferred Stockholder acknowledges that the Preferred Stockholder (a) has negotiated this Agreement on an arm’s-length basis and has had an opportunity to consult with its legal, tax and financial advisors concerning this Agreement and its subject matter, (b) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed decision with respect to the transactions contemplated by this Agreement and (c) based on the advice of such advisors as the Preferred Stockholder has deemed appropriate, has made its own analysis and decision to enter into this Agreement (independently and without reliance upon the Company or any of its Related Parties). The Preferred Stockholder acknowledges that the Consideration may not represent the fair market value of the Repurchased Series A Preferred Stock, and that the Repurchased Series A Preferred Stock may have a current or future value greater than the Consideration. Without limiting the Company’s representations and warranties in Section 4.2 of this Agreement and in any certificate or other document delivered in connection with this Agreement, the Preferred Stockholder understands that the Company’s plans for the future may result in the Repurchased Series A Preferred Stock becoming more valuable, and that the future value of the Repurchased Series A Preferred Stock could be significantly greater than the Consideration. The Preferred Stockholder acknowledges that it has not relied on any representation or statement of the Company or any of its Related Parties, other than those set forth in this Agreement, in making its decision to transfer and sell the Repurchased Series A Preferred Stock hereunder. For purposes of this Agreement, the term “Related Parties” means, with respect to a Party, (i) each entity controlled by, controlling or under common control with such Party, (ii) the past, present and future directors, officers, employees, stockholders, controlling persons, partners (direct or indirect), managers, members (direct or indirect), agents, subsidiaries, attorneys, financial advisors, investment banking advisors, insurers and Representatives (as defined in the Investment Agreement) of such Party and/or the respective entities identified or otherwise referred to in the foregoing clause (i) and (ii) the successors and past, present and future assigns of such Party and the parties referred to in the foregoing clauses (i) and (ii).

4.1.10Tax Consequences. The Preferred Stockholder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Preferred Stockholder expressly acknowledges that neither the Company nor any of its Related Parties has given the Preferred Stockholder any advice with respect to the tax treatment of the transactions contemplated by this Agreement. The Preferred Stockholder understands that it (and neither the Company nor any of its Related Parties) shall be solely responsible for any tax liability of the Preferred Stockholder that may arise as a result of the transactions contemplated by this Agreement.
4.1.11No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither the Preferred Stockholder nor any other person on behalf of the Preferred Stockholder makes any other express or implied representation or warranty with respect to the Preferred Stockholder or with respect to any other information provided by or on behalf of the Preferred Stockholder.
4.2Representations of Company. The Company hereby represents and warrants to the Preferred Stockholder as follows:
4.2.1Authorization. The Company has all necessary corporate power and authority to execute, deliver and perform the Company’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby, and to purchase, pay for, and accept the transfer of the Repurchased Series A Preferred Stock hereunder. The Company is not the subject of any bankruptcy, insolvency or similar proceeding. The Company is duly organized, validly existing and in good standing in the jurisdiction of its organization.
4.2.2Validity. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
4.2.3No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company will not result in any violation of, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision of any instrument, judgment, order, writ, decree, contract or agreement to which the Company or any of its subsidiaries is a party or by which it is bound, except as would not, and would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impede the Closing or materially impair the ability of the Company to consummate the Closing.

4.2.4No Consents. Except for filings under the Exchange Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any United States federal, state or local governmental authority, or any governmental authority in any other country, is required in connection with the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated hereby.
4.2.5No Brokers. The Company is not, nor will the Company become, obligated to pay any compensation to any broker, finder or financial advisor as a result of the consummation of the transactions contemplated by this Agreement.
4.2.6No Litigation. As of the date hereof, there is no action, suit, proceeding or investigation pending, or currently threatened, that questions (a) the validity of this Agreement, or (b) the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby, nor is the Company aware of any facts that would reasonably be expected to result in any such action, suit, proceeding or investigation. As of the date hereof, there is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate that relates to the Repurchased Series A Preferred Stock or the Preferred Stockholder or any of its Affiliates (as defined in the Investment Agreement).
4.2.7Sufficiency of Funds. The Company will have at the Closing immediately available funds sufficient to pay the Consideration in full and satisfy all other payment obligations of the Company required at the Closing by this Agreement (the “Required Amount”). Notwithstanding anything herein to the contrary, the Company’s obligations to consummate the transactions contemplated hereby are not subject to any conditions regarding the receipt by, or the availability of any funds or financing to, the Company or any other financing. Immediately after giving effect to the Closing, the Company (i) will be able to pay its debts (including a reasonable estimate of the amount of all contingent liabilities) as they become due and payable, (ii) will own assets with a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities), and (iii) will have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud current or future creditors of the Company.
4.2.8Section 16 Matters. The board of directors of the Company or a committee thereof composed solely of two or more “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) has approved this Agreement and the transactions contemplated hereby exempting any direct or indirect acquisitions or dispositions of Company securities or any derivatives thereof by the Preferred Stockholder, its Affiliates and any representative of the Preferred Stockholder or any such Affiliate who serves as a member of the Company’s board of directors

(for the Preferred Stockholder and/or its Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.
4.2.9No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its subsidiaries or with respect to any other information provided by or on behalf of the Company.
5.FURTHER ASSURANCES AND OTHER COVENANTS
5.1Further Assurances. From time to time hereafter, each of the Parties agrees, at its own cost and expense, to cooperate with each other to do, or cause to be done, all such actions and to duly issue, execute and deliver, or cause to be issued, executed and delivered, as applicable, all such documents, notices, instruments and agreements (so far as is within its power to do so) as may be reasonably necessary or desirable to give effect to the provisions and intent of this Agreement, including the transfer to the Company of all right, title and interest in and to the Repurchased Series A Preferred Stock and the legal recordation of the Company as the owner of the Repurchased Series A Preferred Stock effective as of the Closing and the delivery of the Consideration in accordance with Section 2.1.
5.2Interim Dividend. For the avoidance of doubt, (i) the Interim Dividend shall be paid in full in cash to the Preferred Stockholder prior to the Closing in the ordinary course of business and without penalty and (ii) the Interim Dividend is in addition to, and not included in, the Consideration payable hereunder.
5.3Debt Financing. The Company shall use reasonable best efforts to, as promptly as possible following the date hereof, at its own cost and expense, obtain debt financing (the “Debt Financing”) in an amount, together with cash on hand, sufficient to pay the Required Amount. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the Debt Financing, including using reasonable best efforts to (a) promptly negotiate definitive agreements with respect thereto on available market terms, (b) satisfy on a timely basis (or obtain waiver of) all conditions applicable to the Debt Financing applicable to the Company and (c) consummate the Debt Financing as soon as reasonably practicable and in any event no later than the Closing Date. Without limiting the generality of the foregoing, to the extent requested by the Preferred Stockholder, the Company shall keep the Preferred Stockholder reasonably informed on a reasonably current basis with respect to material developments in respect of the Debt Financing and provide the Preferred Stockholder with prompt written notice if at any time the Company believes in good faith that it will not be able to obtain all or any portion of the Debt Financing to the extent necessary, together with cash on hand, to pay the Required Amount.
5.4Company Actions. Without limiting Section 5.18(b) of the Investment Agreement, following the date hereof, the Company shall not (a) amend, terminate, supplement or waive any term or condition of the Periphas Repurchase Agreement, (b) consummate, prior to the Closing, the transactions contemplated by the Periphas Repurchase Agreement (it being understood that the written consent of the Preferred Stockholder shall be deemed to have been granted if the Closing and the closing of the transactions by the Periphas Repurchase Agreement occur substantially simultaneously), or (c) prior to the earlier of the Closing and the termination of this Agreement, enter into any contract, agreement or understanding with Periphas or any Affiliate thereof in connection with or relating to the transactions contemplated by this Agreement or the Periphas Repurchase Agreement or any other repurchase of Series A Preferred Stock, in the case of clauses (a), (b) and (c), without the prior written consent of the Preferred Stockholder.
5.5Intended Tax Treatment. The Company and the Preferred Stockholder agree that the Consideration shall be treated as a payment in exchange for the Repurchased Series A Preferred Stock under Section 302(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and not as a distribution under Section 301 of the Code (for the avoidance of doubt, other than the Interim Dividend, which shall be treated as a distribution under Section 301 of the Code) (the “Intended Tax Treatment”). The Company and the Preferred Stockholder shall prepare and file all U.S. federal and applicable state and local income tax returns in a manner consistent with the Intended Tax Treatment, unless otherwise required by a “determination” as defined in Section 1313(a) of the Code.
6.ENTIRE AGREEMENT
6.1This Agreement (together with any exhibits, annexes and schedules (as applicable) hereto), the Transaction Documents and the other agreements, documents and instruments incorporated or referenced hereby or delivered in connection herewith constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes and cancels all previous agreements and understandings, whether written or oral, between the Parties with respect to such subject matter.

7.MISCELLANEOUS
7.1Consents. The Company hereby (a) consents to the transactions contemplated hereby for all purposes and pursuant to all agreements by and among the Company and the Preferred Stockholder or any of its Affiliates, including the Transaction Documents, and (b) waives any transfer restriction or consent requirement contemplated by such agreements with respect to the transactions contemplated by this Agreement.
7.2Termination. The Preferred Stockholder may terminate this Agreement if the Closing has not occurred by October 20, 2025. Upon termination of this Agreement pursuant to this Section 7.2, none of the Parties shall have any liability or further obligation hereunder except to the extent of any damages resulting from a knowing and intentional breach of this Agreement prior to termination, including a failure to consummate the Closing as and when required pursuant to the terms of this Agreement. For the avoidance of doubt, the Transaction Documents will each remain in full force and effect in accordance with their terms notwithstanding the Closing or any termination of this Agreement.
7.3Counterparts. This Agreement may be executed manually or by email delivery by the Parties, in any number of counterparts, each of which shall be considered an original, and all of which together shall be considered one and the same agreement.
7.4No Third-Party Beneficiaries; No Recourse. This Agreement is not intended to, and does not, confer upon any person any right, benefit or remedy of any nature whatsoever other than the Parties and their respective successors and permitted assigns, except that the Non-Recourse Parties shall be third-party beneficiaries of this Section 7.4. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as Parties, including entities that become Parties after the date of this Agreement, and no Non-Recourse Party (as defined in the Investment Agreement) shall have any liability for any obligations or liabilities of the Parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations (whether written or oral) made or alleged to have been made in connection herewith, and no personal liability shall attach to, be imposed upon or otherwise be incurred by the Non-Recourse Parties through the Preferred Stockholder or otherwise, whether by or through attempted piercing of the corporate (or partnership or limited liability company) veil, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise. Without limiting the rights of either Party against the other Party, in no event shall either Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.
7.5Release. Effective as of the Closing, each Party, on behalf of itself and its Related Parties and any other person or entity claiming by, through or under any of the foregoing, hereby unconditionally and irrevocably acquits, remises, discharges and forever releases the other Party and its Related Parties from any and all claims, demands, damages, judgments, causes of action, liabilities and obligations of every kind whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, whether at law or in equity, arising out of or related to events, circumstances or actions taken by either Party occurring or failing to occur, in each case, at or prior to the Closing, to the extent related to the Repurchased Series A Preferred Stock. Neither Party shall make or permit any of its successors, assigns or Representatives to make, any claim or demand, or commence any proceeding asserting any claim or demand, including any claim of contribution or any indemnification, against the other Party with respect to any claims released pursuant to this Section 7.5. Notwithstanding the foregoing, this Section 7.5 shall not constitute a release from or waiver of, or otherwise affect, any rights of the Parties or their respective successors, assigns or Representatives under this Agreement or any Transaction Document, or any enforcement thereof, or any claims against a Party for Fraud (as defined in the Investment Agreement) or with respect to the Series A Preferred Stock (other than the Repurchased Series A Preferred Stock).
7.6Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their successors and permitted assigns. None of the rights or obligations under this Agreement may be assigned or transferred by a Party without the prior written consent of the other Party hereto; provided, however, that either Party may at any time, and without the consent of any other Party, assign all or a portion of its rights, interests or obligations under this Agreement to one or more of its Affiliates; provided, that, such assigning Party shall not be relieved of any obligation or liability hereunder.
7.7Expenses. Each Party shall bear its own expenses in connection with this Agreement.
7.8Amendment, Modification and Waiver. Subject to compliance with applicable Law, any provision hereof may be amended, modified, terminated or supplemented and the observance of any provision hereof may be waived (either generally or in a particular instance, and either retroactively or prospectively) by an instrument in writing signed by the Parties.
7.9Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by a rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law.
7.10Construction.
7.10.1When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to the Preferred Stockholder” and words of similar import refer to documents delivered in person or electronically to the Preferred Stockholder or its Representatives in each case no later than one (1) Business Day prior to the date of this Agreement. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

7.10.2The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
8.GOVERNING LAW; JURISDICTION; SPECIFIC ENFORCEMENT; WAIVER OF JURY TRIAL
8.1Governing Law.
8.1.1This Agreement and all matters, claims or Actions (as defined in the Investment Agreement) (whether at law, in equity, in contract, in tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.
8.1.2All Actions arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware(or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the Parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 8.1.2 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 8.1.2 and shall not be deemed to confer rights on any person other than the Parties. Each Party agrees that service of process upon such party in any action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.09 of the Investment Agreement. The Parties agree that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
8.2Specific Enforcement. The Parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the Parties fail to take any action required of them hereunder to cause the Closing to occur in accordance with the terms of this Agreement. The Parties acknowledge and agree that (a) the

Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.1.2 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 8.2), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor the Preferred Stockholder would have entered into this Agreement. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at Law. The Parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.2 shall not be required to provide any bond or other security in connection with any such order or injunction.
8.3Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.3.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized signatories as of the date first written above.
PREFERRED STOCKHOLDER
IGNITION ACQUISITION HOLDINGS LP
By: Ignition Acquisition Holdings GP, LLC, its general partner

By: /s/ Steven Kooyers
Name: Steven Kooyers
Title: Treasurer and Secretary

COMPANY
OPENLANE, INC.
By: /s/ Peter Kelly
Name: Peter Kelly
Title: Chief Executive Officer

ANNEX A

Name of Preferred Stockholder	Security	Number of Shares of Series A Preferred Stock to be sold by the Preferred Stockholder and repurchased by the Company	Consideration (USD)
Ignition Acquisition Holdings LP	Series A Convertible Preferred Stock, par value $0.01 per share, of OPENLANE, Inc.	288,322	$482,431,500